 UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 29, 2016

CTI BIOPHARMA CORP.
(Exact name of registrant as specified in its charter)

Washington	001-12465	91-1533912
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)
3101 Western Avenue, Suite 600
Seattle, Washington 98121
(Address of principal executive offices)
Registrant’s telephone number, including area code: (206) 282-7100
Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(e) Compensatory Arrangements of Certain Officers.
The Board of Directors (the “Board”) of CTI BioPharma Corp. (the “Company”) previously approved, subject to approval by the Company’s shareholders, an amendment and restatement of the 2015 Equity Incentive Plan (the “2015 Plan”). At the Company’s Annual Meeting of Shareholders on April 29, 2016 (the “Annual Meeting”), the shareholders approved the amended and restated 2015 Plan.
For a summary of the 2015 Plan, please refer to the heading “Summary” contained in Proposal 3 of the Company’s Definitive Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission on March 17, 2016 (the “Proxy Statement”). Such summary is incorporated herein by reference and is qualified in its entirety by the text of the 2015 Plan, which is filed as Exhibit 10.1 hereto and incorporated herein by reference.

Item 5.07. Submission of Matters to a Vote of Security Holders.
On April 29, 2016, at the Annual Meeting, the shareholders voted on and approved the five proposals listed below. The proposals are described in detail in the Proxy Statement. The results are as follows:
Proposal 1. Election of Directors
The shareholders voted on a proposal to elect seven directors to the Board, each to serve one-year terms. The results of the voting were as follows:

Nominee	Votes For	Votes Withheld	Broker Non-Votes
James A. Bianco, M.D.	67,315,403	37,514,533	27,725,097
Richard L. Love	58,224,836	46,605,100	27,725,097
Phillip M. Nudelman, Ph.D.	71,757,822	33,072,114	27,725,097
Matthew D. Perry	87,765,596	17,064,340	27,725,097
Jack W. Singer, M.D.	67,567,397	37,262,539	27,725,097
Frederick W. Telling, Ph.D.	58,155,361	46,674,575	27,725,097
Reed V. Tuckson, M.D., F.A.C.P.	63,998,612	40,831,324	27,725,097
Each of the director nominees was elected to the Board.
Proposal 2. Approval of an Amendment to the Articles of Incorporation
The shareholders voted on a proposal to approve an amendment (the "Amendment") to the Company's Amended and Restated Articles of Incorporation (the "Articles"). The Amendment increases the total number of authorized shares from 315,333,333 to 415,333,333 and increases the total number of authorized shares of common stock from 315,000,000 to 415,000,000. The results of the voting included 79,947,290 votes for, 24,820,459 votes against, 62,187 votes abstained and 27,725,097 broker non-votes. The Amendment to the Articles was approved.
Proposal 3. Approval of the Amended and Restated 2015 Equity Incentive Plan
The shareholders voted on a proposal to approve the 2015 Plan. The results of the voting included 72,539,758 votes for, 32,149,216 votes against, 140,962 votes abstained and 27,725,097 broker non-votes. The 2015 Plan was approved.
Proposal 4. Ratification of Selection of Independent Auditors
The shareholders voted on a proposal to ratify the selection of Marcum LLP as the Company’s independent auditors for the year ending December 31, 2016. The results of the voting included 129,165,900 votes for, 2,926,865 votes against, 462,268 votes abstained and no broker non-votes. The appointment of Marcum LLP was ratified.
Proposal 5. Advisory Vote to Approve Executive Compensation
The shareholders voted on a non-binding advisory proposal to approve the compensation paid to the Company’s named executive officers as disclosed in the Proxy Statement. The results of the voting included 55,063,751 votes for, 49,641,608 votes against, 124,577 votes abstained and 27,725,097 broker non-votes. The shareholders approved, on a non-binding basis, the compensation paid to the Company’s named executive officers as disclosed in the Proxy Statement.

Item 7.01. Regulation FD Disclosure.
On April 29, 2016, the Company plans to issue a press release in Italy regarding the Amendment to the Articles entitled "CTI BioPharma Reports Results of Annual Meeting of Shareholders". A copy of the English translation of the press release is furnished and not filed pursuant to Item 7.01 as Exhibit 99.1 to this Current Report on Form 8-K.
Such information shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, and shall not be deemed to be incorporated by reference into any of the Company’s filings under the Securities Act of 1933, as amended, or the Exchange Act whether made before or after the date hereof and regardless of any general incorporation language in such filings, except to the extent expressly set forth by specific reference in such a filing.

Item 9.01. Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description	Location
10.1	CTI BioPharma Corp. 2015 Equity Incentive Plan, as amended and restated.	Filed herewith.
99.1	Press Release of CTI BioPharma Corp., dated April 29, 2016.	Furnished herewith.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CTI BIOPHARMA CORP.
Date: April 29, 2016	By:	/s/ Louis A. Bianco
Louis A. Bianco
Executive Vice President, Finance and
Administration

EXHIBIT INDEX

Exhibit No.	Description	Location
10.1	CTI BioPharma Corp. 2015 Equity Incentive Plan, as amended and restated.	Filed herewith.
99.1	Press Release of CTI BioPharma Corp., dated April 29, 2016.	Furnished herewith.